UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2005

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Item 1.01. Entry into a Material Definitive Agreement.
On April 26, 2005 Airbee Wireless, Inc. (the "Company"), entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP, dated as of April 20, 2005. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $20.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, LP will pay the Company 97% of the lowest volume weighted average price of the Company’s common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company’s common stock is traded for the 5 days immediately following the notice date. The price paid by Cornell Capital Partners, LP for the Company’s stock shall be determined as of the date of each individual request for an advance under the Standby Equity Distribution Agreement. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partner’s obligation to purchase shares of the Company’s common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company’s. common stock sold under the Standby Equity Distribution Agreement and is limited to $300,000 per weekly advance.
On April 26, 2005, the Company also executed a promissory note in the amount of $750,000 in favor of Montgomery Equity Partners, Ltd. Pursuant to the terms of the promissory note, Montgomery Equity Partners will disburse the entire $750,000 to the Company upon the date the note was executed and an additional $250,000 to the Company after the Company registers its common stock on the Over-the-Counter Bulletin Board. The promissory note is secured by shares of stock of an affiliate of the Company. The promissory note has a one-year term and accrues interest at 24% per year. The promissory note matures within a year from the date of execution.

Item 3.02. Unregistered Sales of Equity Securities.

Item 3.02. Unregistered Sales of Equity Securities.
Cornell Capital Partners, LP shall receive 592,000 shares of the Company’s common stock and warrants to purchase another 200,000 shares of the Company’s common stock as a one-time commitment under the Standby Equity Distribution Agreement.
The Company shall issue to Monitor Capital, Inc. 8,000 shares of the Company’s common stock as a placement agent fee under a placement agent agreement relating to the Standby Equity Distribution Agreement.

Item 9.01. Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

Exhibit Description Location
Exhibit 99.1 Standby Equity Distribution Agreement dated as of April 20, 2005 between the Company and Cornell Capital Partners, LP Provided herewith
Exhibit 99.2 Registration Rights Agreement dated as of April 20, 2005 between the Company and Cornell Capital Partners, LP Provided herewith
Exhibit 99.3 Placement Agent Agreement dated as of April 20, 2005 by and among the Company, Cornell Capital Partners, LP and Monitor Capital, Inc. Provided herewith
Exhibit 99.4 Security Agreement dated as of April 20, 2005 between the Company and Montgomery Equity Partners, Ltd. Provided herewith
Exhibit 99.5 Promissory Note dated as of April 20, 2005 issued to Montgomery Equity Partners, Ltd. Provided herewith
Exhibit 99.6 Pledge and Escrow Agreement dated April 20, 2005 among the Company, Montgomery Equity Partners, Ltd., Sundaresan Raja and David Gonzalez Provided herewith
Exhibit 99.7 Escrow Agreement dated April 20, 2005 among the Company, Cornell Capital Partners, LP and David Gonzalez Provided herewith
Exhibit 99.8 Warrant dated April 20, 2005, for 200,000 shares of the Company's common stock issued to Cornell Capital Partners, LP Provided herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

April 28, 2005	By:	Eugene Sharer

Name: Eugene Sharer
Title: Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

1	Standby Equity Distribution Agreement
2	Registration Rights Agreement
3	Escrow Agreement
4	Placement Agent Agreement
5	Promissory Note
7	Security Agreement
8	Pledge and Escrow Agreement
9	Cornell Warrant